EXHIBIT 23(J) UNDER FORM N-1A
                                               EXHIBIT 8 UNDER ITEM 601/REG. S-K






            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We  consent  to  the  references  to  our  firm  under  the  caption  "Financial
Highlights" in the Class A and Institutional Shares' Prospectuses for the Federated Municipal Ultrashort Fund, and under the caption "Independent Registered Public Accounting Firm" in the Statement of Additional Information for the Federated Municipal Ultrashort Fund, Inc. in Post-Effective Amendment Number 41 to the Registration Statement (Form N-1A, No. 33-43472) of Federated Fixed Income Securities, Inc., and to the incorporation by reference of our report dated November 15, 2006 on Federated Municipal Ultrashort Fund, Inc. included in the Annual Report to Shareholders for the fiscal year ended September 30, 2006.


                                                     /s/ ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP


Boston, Massachusetts
November 21, 2006